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                                                                   Exhibit 99(i)

                              [FRONT SIDE OF PROXY]

PROXY                   PINNACLE FINANCIAL SERVICES, INC.                  PROXY

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE
                        HELD ON FRIDAY, JUNE 27, 1997

     The Stockholder executing this Proxy appoints Richard L. Schanze, Arnold L. Weaver, David W. Kolhagen, and John A. Newcomer, or any of them, each with full power to appoint his substitute, attorneys and proxies to represent the Stockholder and to vote and act with respect to all shares of common stock, no par value per share, of Pinnacle Financial Services, Inc. ("Pinnacle") that the Stockholder would be entitled to vote on all matters which come before the Annual Meeting of Stockholders of Pinnacle referred to above (the "Pinnacle Annual Meeting") and at any adjournment(s) or postponement(s) of the Pinnacle Annual Meeting.



                     PLEASE MARK, SIGN AND DATE THIS PROXY.
   RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTAGE PAID RETURN ENVELOPE

                  (Continued and to be signed on reverse side.)

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                              [BACK SIDE OF PROXY]

1. The election of eight directors to the Board of Directors of Pinnacle for terms expiring at the Annual Meeting of Stockholders to be held in the year 1998 and upon the election and qualification of their successors or upon their earlier resignation or removal, namely: John R. Cunningham, Charles R. Edinger, John D. Fetters, Terrence A. Friedman, Richard L. Schanze, Kay F. Varga, Arnold L. Weaver, and Alton C. Wendzel.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL DIRECTOR NOMINEES LISTED ABOVE.

     Vote for all nominees    Withhold authority
         listed above.                to
                                 vote for all
                                   nominees
                                 listed above.
            / /                      / /

     (INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY NOMINEE(S) LISTED ABOVE, LIST NAME(S) OF NOMINEE(S) IN THE SPACE PROVIDED BELOW.)


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2.   Approval and adoption of (a) the Agreement and Plan of Merger dated as of
     November 14, 1996, as amended (the "IFC Merger Agreement"), between Pinnacle and Indiana Federal Corporation ("IFC"), and (b) all of the transactions contemplated by the IFC Merger Agreement (including, without limitation, the merger of IFC with and into Pinnacle (the "IFC Merger"), with Pinnacle being the surviving corporation, and the issuance of shares of common stock, no par value per share, of Pinnacle ("Pinnacle Common Stock") to holders of common stock, $.01 par value per share, of IFC ("IFC Common Stock"). Upon consummation of the IFC Merger, among other things, each issued and outstanding share of IFC Common Stock will be converted into one (1) share of Pinnacle Common Stock.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

         / /  FOR               / /  AGAINST               / /  ABSTAIN

3. Approval and adoption of (a) the Agreement and Plan of Merger dated as of March 1, 1997 (the "CB Merger Agreement"), between Pinnacle and CB Bancorp, Inc. ("CB"), and (b) all of the transactions contemplated by the CB Merger Agreement (including, without limitation, the merger of CB with and into Pinnacle (the "CB Merger"), with Pinnacle being the surviving corporation, and the issuance of shares of common stock, no par value per share, of Pinnacle ("Pinnacle Common Stock") to holders of common stock, $.01 par value per share, of CB ("CB Common Stock"). Upon consummation of the CB Merger, among other things, each issued and outstanding share of CB Common Stock will be converted into shares of Pinnacle Common Stock pursuant to a formula described in the accompanying Notice and Joint Proxy Statement/Prospectus.

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     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

         / /  FOR               / /  AGAINST               / /  ABSTAIN

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PINNACLE. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF PINNACLE COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED FOR ELECTION OF ALL OF THE DIRECTOR NOMINEES LISTED ABOVE, FOR THE APPROVAL AND ADOPTION OF THE IFC MERGER AGREEMENT AND ALL OF THE TRANSACTIONS CONTEMPLATED THEREBY, AND FOR THE APPROVAL AND ADOPTION OF THE CB MERGER AGREEMENT AND ALL OF THE TRANSACTIONS CONTEMPLATED THEREBY. THE SHARES OF PINNACLE COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY COME BEFORE THE PINNACLE ANNUAL MEETING.

     The undersigned Stockholder hereby (i) revokes any and all proxies previously executed with respect to the Pinnacle Annual Meeting, and (ii) acknowledges receipt of the Notice and Joint Proxy Statement/Prospectus for the Pinnacle Annual Meeting.


                           Signature(s)
                                        ----------------------------------------

                                        ----------------------------------------
                                        Please sign exactly as name appears on
                                        this proxy.  When shares are held by
                                        joint tenants, both should sign.  When
                                        signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please give full title as such.  If a
                                        corporation, please sign in full
                                        corporate name by an authorized officer.
                                        If a partnership, please sign in
                                        partnership name by authorized person.

Dated:                         , 1997
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